UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2020

Commission File Number: 000-55838

Wrap Technologies, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	98-0551945 (IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.0001 per share	Trading Symbol(s) WRTC	Name of exchange on which registered Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2020, Wrap Technologies, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with various accredited investors (the “Investors”), pursuant to which the Company offered and sold, in a registered direct public offering (the “Offering”), 2,066,667 units (“Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) a warrant to purchase one share of Common Stock (each, a “Warrant”). The Units were offered and sold to Investors at a public offering price of $6.00 per Unit. Each of the Warrants offered and sold in the Offering are exercisable for a period of 24 months from the date of issuance, are non-transferrable and have an exercise price of $6.00 per share.

The Company received aggregate gross proceeds from the Offering of approximately $12.4 million, and closing of the Offering occurred on June 2, 2020. The Company expects the aggregate net proceeds from the Offerings, after deducting estimated offering expenses, to be approximately $11.8 million, which the Company intends to use for general corporate purposes, including research and development, working capital and capital expenditures.

The Units were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-228974) filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2018, as amended on February 12, 2019 (as amended, the “Registration Statement”) and declared effective on February 14, 2019. A copy of the press release announcing the consummation of the Offering is attached hereto as Exhibit 99.1. In addition, the Company filed a prospectus supplement with the Commission in connection with the Offering on June 1, 2020.

The representations, warranties and covenants contained in the Subscription Agreements were made solely for the benefit of the parties to the Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the forms of the Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any otherfactual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The legal opinion, including the related consent, of Disclosure Law Group, a Professional Corporation, relating to the issuance and sale of the Units is filed as Exhibit 5.1 hereto.

Katalyst Securities LLC (“Katalyst”) provided the Company with certain financial advisory services to assist in the coordination and closing of the Offering. As compensation for services rendered in connection with the Offering, Katalyst received a cash advisory consulting fee not to exceed $500,000. In addition, the Company reimbursed Katalyst for certain expenses not to exceed $25,000, including legal fees, incurred by them in connection with the Offering.

The forms of Warrant and Subscription Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Registered Direct Offering. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
EX-4.1	Form of Warrant Agreement.
EX-5.1	Opinion of Disclosure Law Group, a Professional Corporation
EX-10.1	Form of Subscription Agreement.
EX-23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
EX-99.1	Press Release, dated June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wrap Technologies, Inc.
Date: June 2, 2020	By: /s/ James A. Barnes Name: James A. Barnes Title: Chief Financial Officer, Treasurer and Secretary